UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): November 9, 2022

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 9, 2022, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

●	The 1st, 2nd and 4th paragraphs relating to results of operations for the third quarter of 2022

●	The 3rd, 6th and 7th paragraphs relating to results of operations for the first nine months of 2022

●	The 4th paragraph relating to results of European based operations for the third quarter of 2022

●	The 5th paragraph relating to results of United States based operations for the third quarter of 2022

●	Portions of the 8th paragraph relating to 2022 new product launches

●	The 9th through 13th paragraph relating to results of operations

●	The 16th paragraph relating to the earnings conference call scheduled for November 10, 2022

●	The unaudited consolidated statements of income and consolidated balance sheets

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 9, 2022, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

●	Portions of the 8th paragraph relating to 2023 new product launches

●	The 14th paragraph relating to guidance

●	The 18th paragraph relating to forward looking information

●	The balance of such press release not otherwise incorporated by reference in Item 2.02 or 8.01

Item 8.01 Other Events

●	The 15th paragraph relating to our cash dividend

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated November 9, 2022

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 9, 2022

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood
Chief Financial Officer